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                                 Exhibit 10.18


                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                 THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Agreement") is entered into effective as of September 26, 1995, by and between THE GOOD GUYS, INC., a Delaware corporation ("Assignor"), and THE GOOD GUYS - CALIFORNIA, INC., a California corporation ("Assignee").

                                    RECITALS

                 A. Assignor desires to assign substantially all of its assets, rights, properties, claims and contracts used in its business (the "Business") to Assignee, subject to the assumption by Assignee of all liabilities and obligations of Assignor relating to such assets, rights, properties, claims and contracts.

                 B. Assignee desires to issue 1,000 shares of its common stock to Assignor, which will constitute all of the issued and outstanding shares of capital stock of Assignee, in exchange for the assets, rights, properties, claims and contracts assigned by Assignor hereunder.

                 C. It is intended that the transaction contemplated by this Agreement will qualify for nonrecognition of gain or loss under Section 351 of the Internal Revenue Code of 1986.

                 NOW, THEREFORE, Assignor and Assignee hereby agree as follows:

                 1.       Assignment of Property and Assets by Assignor.

                          a.      Assignment.  On the terms and subject to the
conditions of this Agreement, Assignor hereby conveys, assigns, transfers and delivers to Assignee, in exchange for the issuance to Assignor of 1,000 shares of common stock of Assignee (the "Shares"), all of Assignor's assets, rights, accounts, properties, claims and contracts (the "Assigned Assets"), except for those leases set forth in ATTACHMENT I (the "Unassigned Leases") which will be the subject of a separate assignment and assumption agreement, and except that any contract between Assignor and any third party which contains a prohibition against, or limitation or condition on, transfer or assignment (the "Non-Assignable Contracts") is not assigned hereby.

                          b.      Instruments of Conveyance and Transfer.
Assignor has delivered or will deliver to Assignee such deeds, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as will be effective to vest in Assignee all right, title and




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interest of Assignor in and to the Assigned Assets, and has transferred or will transfer to Assignee copies of all the contracts, agreements, commitments, books, records, files and other data relating to the Assigned Assets reasonably necessary for the continued operation of the Business by Assignee.

                          c.      Further Assurances.  From time to time
hereafter, Assignor will execute and deliver such other instruments of conveyance, assignment, transfer and delivery, and will take such other actions, as Assignee reasonably may request in order more effectively to transfer, convey, assign and deliver to Assignee, and to place Assignee in possession and control of, any of the Assigned Assets and the Unassigned Leases and Non-Assignable Contracts (at such time as they may be assigned by Assignor to Assignee).

                 2. Assumption of Liabilities. Effective as of the date hereof, Assignee hereby assumes and agrees to pay, perform and discharge when due the liabilities and obligations of Assignor, to the extent the same are unpaid, undelivered or unperformed as of the date hereof (the "Assumed Liabilities").

                 3.       Delivery of Shares.

                          a.      Subscription; Delivery of Certificates.
Assignee will promptly deliver to Assignor a duly executed stock certificate or certificates, registered in Assignor's name and representing the Shares, against assignment of the Assigned Assets to Assignee pursuant to Section 1 hereof and the assumption of the Assumed Liabilities by Assignee pursuant to
Section 2 hereof, representing payment in full for the Shares.

                          b.      Representation of Assignor.  Assignor hereby
represents and warrants that it is acquiring the Shares for its own account and not with an intent to sell or otherwise distribute such securities.

                 4.       Covenants Subsequent to Assignment and Assumption.

                          a.      Assignor's Cooperation.  Assignor will use
its reasonable best efforts to provide any information contained in Assignor's books and records, and will use its reasonable best efforts otherwise to assist and cause its employees to assist Assignee, in connection with the investigation, litigation and final disposition of any claims relating to the Assigned Assets or the Assumed Liabilities.





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                          b.      Insurance.  With respect to any liability or
obligation assumed hereunder by Assignee relating to the operation of the Business prior to the date hereof that is covered by Assignor's insurance policies, Assignor will make its insurance available to cover such claims, including worker's compensation claims with respect to occurrences prior to the date hereof; provided that Assignee will be responsible for any deductible amounts and amounts in excess of coverage with respect thereto. Assignor and Assignee each agree to cooperate fully and promptly in the preparation and presentation of defenses to any such liability claims, including, but not limited to, the prompt review and copying of records, the availability of employees for consultation and as witnesses, and the prompt response to all requests for supporting documents and materials. Assignee agrees to give Assignor prompt notice of any information it receives which pertains to a claim for which Assignor could be required to make insurance coverage available under this Section 4.b.

                          c.      Further Agreements.  Assignor authorizes and
empowers Assignee on and after the date hereof to receive and open all mail received by Assignee relating to the Business, the Assigned Assets, or the Assumed Liabilities, and to deal with the contents of such communications in any proper manner. Assignor will promptly deliver to Assignee any mail or other communication received by Assignor after the date hereof pertaining to the Assigned Assets or the Assumed Liabilities and any cash, checks or other instruments of payment to which Assignee is entitled.

                 5.       Miscellaneous.

                          a.      Bulk Sales Law.  Assignee and Assignor agree
to waive compliance with the provisions of the California Bulk Sales Law.

                          b.      Further Action.  Each of the parties hereto
agrees to use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and to effect all registrations, filings and notices with or to third parties or governmental or regulatory authorities that are necessary or desirable.

                          c.      No Third Party Rights.  Nothing in this
Agreement, expressed or implied, is intended to confer on any person or entity other than Assignor and Assignee or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.





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                          d.      Choice of Law.  This Agreement will be
interpreted and enforced in accordance with the laws of the State of California as applied to contracts executed and performed entirely therein.

                          e.      Counterparts.  This Agreement may be executed
in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

                          f.      Captions.  The captions appearing in this
Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or interpretation of this Agreement.

                          g.      Amendment of Agreement; Termination.  This
Agreement may be amended by a written instrument signed by all of the parties hereto. This Agreement may be terminated and the transactions contemplated herein may be abandoned by mutual written consent of Assignor and Assignee. In the event of any such termination, this Agreement will forthwith become wholly void and of no further force and effect and there will be no liability on the part of Assignor, Assignee, or their respective officers or directors.

                          h.      Severability.  The invalidity or
unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision.

                          i.      Assignability.  This Agreement is not
assignable by either party without the prior written consent of the other.





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                 IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Assignment and Assumption Agreement as of the date first written above.


                                              THE GOOD GUYS, INC., A DELAWARE
                                              CORPORATION



                                              By: /s/ Robert A. Gunst
                                                 -------------------------------
                                                      Robert A. Gunst

                                              Title:  President
                                                    ----------------------------


                                              THE GOOD GUYS - CALIFORNIA,
                                              INC., A CALIFORNIA CORPORATION



                                              By: /s/ Robert A. Gunst
                                                 -------------------------------
                                                      Robert A. Gunst

                                              Title:  President
                                                    ----------------------------






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                                  ATTACHMENT I

                               UNASSIGNED LEASES



                          Stonestown Shopping Center
                          Stonestown Installation Facility
                          San Mateo
                          Almaden Plaza (Blossom Hill)
                          Beverly Connection
                          Chula Vista
                          Southland Mall (Hayward)
                          Marina Del Rey
                          Metro Center (MIS Facility) Burlingame
                          Anaheim Service Center
                          Temple of the Golden Rule (Berkeley)
                          Geary Street, San Francisco
                          Grossmont Center, San Diego





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